EXHIBIT 10.1
MASTEC, INC.
1994 STOCK INCENTIVE PLAN
(As Amended May 17, 2000)
     1. Purpose. The purpose of the MasTec, Inc. 1994 Stock Incentive Plan (the “Plan”) is to increase the interest of the executives, managers and other key employees of MasTec, Inc. and its subsidiaries in MasTec’s business through the added incentive created by the opportunity afforded for stock ownership under the Plan. Stock ownership will provide these employees with a further stake in the future welfare of MasTec and encourage them to remain with MasTec and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with MasTec and its subsidiaries. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire MasTec common stock (“Common Stock”) through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. As used in this Plan, the term “subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of MasTec as the term is defined in Section 424(f) of the Internal Revenue Code of 1986 (the “Code”).
     2. Administration of the Plan.
          (a) Committee. The Plan will be administered by the Board of Directors of MasTec (the “Board”). The Board, however, may at any time appoint a committee (the “Committee”) of two or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee will serve for such period of time as the Board may determine and will be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
          (b) Powers of the Board. Subject to the provisions of the Plan, the Board of Directors will have the authority, in its discretion: (i) to grant awards of stock options, restricted stock, stock bonuses or other awards pursuant to the terms of the Plan; (ii) to determine the fair market value of the Common Stock of MasTec; (iii) to determine the exercise price per share of options to be granted; (iv) to determine the persons to whom, and the time or times at which, options or other awards will be granted and the number of shares to be represented by each option or award; (v) to determine the vesting schedule of options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each award granted under the Plan (which need not be identical) including, without limitation, those relating to forfeiture, payment and exercisability; (viii) to accelerate the vesting date of any award; (ix) to authorize any person to execute on behalf of MasTec any instrument required to effectuate the grant of an award previously granted by the Board; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Board may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine: (A) the persons to whom, and the time and times at which, awards will be granted and the number of shares to be represented by each option or award; (B) the vesting schedule of options; (C) the term of awards; and (D) other terms and conditions of any options or awards, provided that the Board will not have the authority to delegate such matters with respect to awards to be granted to any person (“Insiders”) subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any “covered employee” under Section 162(m) of the Code; and (xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may require the voluntary surrender of all or any portion of any option granted under the Plan as a condition precedent to a grant of a new option to such optionee. Subject to the provisions of the Plan, such new option will be exercisable at the price, during the period and on such other terms and conditions as are specified by the Board at the time the new option is granted. Upon surrender, the options surrendered will be unexercisable and the shares previously subject to such options will be available for the grant of other options.
          (c) Effect of the Board’s Decision. All decisions, determinations and interpretations of the Board of Directors will be final and binding on all employees of MasTec and its subsidiaries participating or eligible to participate in the Plan.
     3. Agreements. Each option or stock or other awards granted pursuant to the Plan will be evidenced by an Option Agreement or Award Agreement (the “Agreement”). The Agreement will not be a precondition to the granting of options or stock or other awards; however, no person will have any rights under any option or stock or other awards granted under the Plan unless and until the optionee to whom such option or stock or other award has been granted has executed and delivered to MasTec an Agreement. The Board will prescribe the form of all Agreements. A fully executed original of the Agreement will be provided to both MasTec and the optionee.
     4. Compliance with Rule 16b-3. It is the intent of MasTec that this Plan and options, stock and other awards hereunder satisfy, and be interpreted in a manner that, in the case of employees who have been granted an option or awarded stock under the Plan (“Participants”) who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option, stock or other award would otherwise frustrate or conflict with the intent expressed in this Section 4, that provision to the extent possible will be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision will be deemed void as applicable to Insiders.
     5. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 3,500,000 shares of the $0.10 par value Common Stock of MasTec (the “Common Stock”) of which 1,000,000 shares may be awarded as restricted stock, subject to adjustment as provided in Paragraph 5. No employee will receive, over the term of the Plan, awards in the form of options, whether incentive stock options or options other than incentive stock options, to purchase more than 1,000,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares will not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by MasTec or its subsidiaries.
     6. Eligibility. Key employees, including executives and managers, of MasTec and its subsidiaries (but excluding non-employee directors) are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who will receive awards or options under the Plan will be selected from time to time by the Board, in its sole discretion, from among those eligible, which may be based upon information furnished to the Board by MasTec’s management, and the Board will determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee selected.
     7. Duration of the Plan. No award or option may be granted under the Plan after January 31, 2004, but awards or options theretofore granted may extend beyond that date.
     8. Terms and Conditions of Stock Options. All options granted under this Plan will be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options. Each such option will be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as the Board may determine.
          (a) The option price per share will be determined by the Board. However, subject to Paragraph 8(k), the option price of incentive stock options will not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the fair market value will be the mean between the highest and lowest sale prices at which the Common Stock is traded on the New York Stock Exchange on the relevant date. If no sales are available on such date, the most recent date, within a reasonable time, on which sales are available will be used. If the Common Stock is listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sale prices at which the Common Stock is traded on such exchange on such date will be used. If there is no sale of the Common Stock on such exchange on the date the option is granted, the mean between the bid and asked prices on such exchange at the close of the market on such date will be deemed to be the fair market value of the Common Stock. If the Common Stock is quoted in the over-the-counter market on the relevant date, the fair market value will be the mean between the highest and lowest sale prices at which the Common Stock is quoted in the over-the-counter market on the relevant date as reported on NASDAQ.

          (b) Each incentive stock option will be exercisable during and over such period ending not later than 10 years, or such later date as may be allowable under the Code, from the date it was granted, as may be determined by the Board and stated in the Agreement. Each other option will be exercisable during and over such period as may be determined by the Board and stated in the Agreement.
          (c) An option will not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock will be issued upon the exercise of an option. If a fractional share of Common Stock will become subject to an option by reason of a stock dividend or otherwise, the optionee will not be entitled to exercise the option with respect to such fractional share.
          (d) Each option will state whether it will or will not be treated as an incentive stock option.
          (e) Each option may be exercised by giving written notice to MasTec specifying the number of shares to be purchased, which will be accompanied by payment in full including applicable taxes, if any. Payment, except as provided in the Agreement, will be
               (A) in United States dollars by check or bank draft, or
               (B) by tendering to MasTec Common Stock shares already owned by the person exercising the option, which may include shares received as the result of a prior exercise of the option, and having a fair market value, as determined in Paragraph 8(a), on the date on which the option is exercised equal to the cash exercise price applicable to such option.
               (C) by a combination of United States dollars and Common Stock shares as aforesaid, or
               (D) in accordance with a cashless exercise program under which, if so instructed by the optionee, shares of Common Stock may be issued directly to the optionee’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer.
          No optionee will have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of his or her option and paid in full for such shares.
          (f) Notwithstanding the foregoing, the Board may, in its sole discretion, grant to a grantee of an option the right (hereinafter referred to as a “stock appreciation right”) to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from MasTec a payment having a value equal to the amount by which (a) the fair market value, as determined in Paragraph 8(a), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee will have made such election, exceeds (b) the total purchase price for that number of shares of Common Stock under the terms of such option. A grantee who makes such an election will receive payment in the sole discretion of the Board (i) in cash equal to such excess; or (ii) in the nearest whole number of shares of Common Stock of MasTec having an aggregate value which is not greater than the cash amount calculated in (i) above; or (iii) a combination of (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in (a) above exceeds the amount described in (b) above. An election to exercise stock appreciation rights will be deemed to have been made on the day written notice of such election, addressed to the Board (Attention: Corporate Secretary) is received at MasTec’s executive offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above will be surrendered to MasTec and such option will thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right will be evidenced by such form of Agreement as the Board may prescribe. The Agreement evidencing stock appreciation rights will be personal and will provide that they will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.
          (g) An option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either MasTec or of a subsidiary of MasTec or of another corporation referred to in Section 421(a)(2) of the Code, except that if such continuous employment is terminated by retirement under a retirement plan of MasTec or a subsidiary, or because of death or permanent disability, the option may be exercised within a period to be provided in the Agreement with the grantee not to exceed one year after such termination of continuous employment, but in no event later than the termination date of the option. The Board may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Except as described in this Paragraph 8(g), unless otherwise provided in the Agreement, all options granted to an optionee and not previously exercised will terminate upon termination of employment.
          (h) The option by its terms will be personal and will not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option will be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, MasTec will be under no obligation to issue Common Stock unless and until MasTec is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee’s estate or the proper legatees or distributees.

          (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).
          (j) The Board may, but need not, require such consideration from an optionee at the time of granting an option as it will determine, either in lieu of, or in addition to, the limitations on exercisability provided in Paragraph 8(g).
          (k) No incentive stock option will be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of MasTec. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 8(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.
     9. Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan will be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Board may determine.
          (a) Awards of restricted stock may be in addition to or in lieu of option grants.
          (b) During a period set by the Board at the time of each award of restricted stock (the “restriction period”), the recipient will not be permitted to sell, transfer, pledge, or assign the shares of restricted stock; except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan provided an equal number of shares delivered to the optionee carry the same restrictions as the shares so used.
          (c) Shares of restricted stock will become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Board, during the restriction period and, to the extent set by the Board at the time of the award or later, if the recipient retires under a retirement plan of MasTec or a subsidiary during such period. The Board may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Board determines that any such recipient is not permanently disabled or that a retiree’s restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, will be forfeited and revert to MasTec.
          (d) Shares of restricted stock will be forfeited and revert to MasTec upon the recipient’s termination of employment during the restriction period for any reason other than death, permanent disability or, to the extent determined by the Board, retirement under a retirement plan of MasTec or a subsidiary, except to the extent the Board, in its sole discretion, finds that such forfeiture might not be in the best interest of MasTec and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.
          (e) Stock certificates for restricted stock will be registered in the name of the recipient but will be appropriately legended and returned to MasTec by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient will be entitled to vote shares of restricted stock and will be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property will also be subject to the same restrictions.
          (f) Restricted stock will become free of the foregoing restrictions upon expiration of the applicable restriction period and MasTec will deliver Common Stock certificates evidencing such stock free of any restrictive legend.
     10. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under MasTec’s compensation plans or practices to employees eligible to participate in the Plan, the Board, in its sole discretion, may determine that such bonuses may be payable in stock or partly in stock and partly in cash. Such bonuses will be in consideration of services previously performed and as an incentive toward future services and may consist of shares of Common Stock with or without restriction or future sale. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable will be determined by dividing such amount by the fair market value of one share of Common Stock on a date determined by the Board, with fair market value determined as of such date in accordance with Paragraph 8(a).
     11. Change in Control.
          (a) In the event of a change in control of MasTec, in addition to any action required or authorized by the terms of an Agreement, the Board may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:
               (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock made pursuant to this Plan;
               (ii) offer to purchase any outstanding option or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Board as of the date of the change in control; or

               (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Board deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.
          Any such action will be conclusive and binding on MasTec and all Participants.
          (b) For purposes of this Section 11, a “change in control” will be deemed to have occurred if at any time:
               (1) there is consummated
                    (i) any consolidation or merger of MasTec in which MasTec is not the continuing or surviving corporation or pursuant to which any shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of MasTec immediately before the consolidation or merger; or
                    (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of MasTec; or
               (2) the shareholders of MasTec approve any plan or proposal for the liquidation or dissolution of MasTec; or
               (3) any “person,” including a “group” as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 33% or more of the combined voting power of MasTec’s then outstanding Common Stock, provided that such person, immediately before it becomes such 33% beneficial owner, is not (i) a wholly-owned subsidiary of MasTec, (ii) an individual, or a spouse or a child of such individual, that on March 1, 1994, owned greater than 20% of the combined voting power of such Common Stock, or (iii) a trust, foundation, partnership or other entity controlled by an individual or individuals described in Paragraph 11(b)(3)(ii); or
               (4) individuals who constitute the Board on March 1, 1994 (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 1, 1994, whose election, or nomination for election by MasTec’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of MasTec in which such person is named as a nominee for director, without objection to such nomination) will be, for purposes of this clause (4), considered as though such Person were a member of the Incumbent Board.

          (c) In no event, however, may any incentive stock option be exercised after 10 years from the date it was granted.
     12. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from MasTec to a subsidiary or affiliate of MasTec, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of MasTec to another, and (b) a leave of absence, duly authorized in writing by MasTec or a subsidiary or affiliate of MasTec, will not be deemed a termination of employment.
     13. Rights of Employees.
          (a) No person will have any rights or claims under the Plan except in accordance with the provisions of the Plan and any agreement.
          (b) Nothing contained in the Plan will be deemed to give any employee the right to be retained in the service of MasTec or its subsidiaries.
     14. Tax Withholding Obligations.
          (a) The payment of taxes, if any, upon the exercise of an option pursuant to Paragraph 8(e) or a stock appreciation right pursuant to Paragraph 8(f), will be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Board.
          (b) Recipients of restricted stock pursuant to paragraph 9 will be required to pay taxes to MasTec upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Board. In no event will Common Stock be delivered to any awardee until he has paid to MasTec in cash the amount of tax required to be withheld by MasTec or has elected to have his withholding obligations met by the withholding of Common stock in accordance with the procedures approved by the Board or otherwise entered into an agreement satisfactory to MasTec providing for payment of withholding tax.
          (c) MasTec will withhold from any cash bonus described in Paragraph 10, an amount of cash sufficient to meet its tax withholding obligations.
     15. Changes in Capital. Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not MasTec is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option and the option price per share will be correspondingly adjusted by the Board, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.
     16. Miscellaneous Provisions.
          (a) The Plan will be unfunded. MasTec will not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan and issuance of shares upon exercise of options will be subordinate to the claims of MasTec’s general creditors. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan will constitute general funds of MasTec. The expenses of the Plan will be borne by MasTec.
          (b) It is understood that the Board may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.
          (c) If at any time the Board will determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval will have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.
          (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such person will be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Board MasTec or the Board.
          (e) The Plan will be governed by and construed in accordance with the laws of the State of Florida.
     17. Limits of Liability.
          (a) Any liability of MasTec or a subsidiary of MasTec to any Participant with respect to an option or stock or other award will be based solely upon contractual obligations created by the Plan and the Agreement.

          (b) Neither MasTec nor a subsidiary of MasTec, nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.
     18. Amendments. The Board may amend, alter or discontinue the Plan, at any time, including without limitation amendments necessary to qualify for an exemption or to comply with applicable law or regulations, provided, however, no amendment, alteration or discontinuation will be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his or her written consent, or which, without the approval of MasTec’s shareholders, would:
          (a) except as is provided in Paragraph 15, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;
          (b) except as is provided in Paragraphs 8(f) and 15 of the Plan, decrease the option price of an incentive stock option to less than 100% of the fair market value, as determined in Paragraph 8(a), of a share of Common Stock on the date of the granting of the option;
          (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or
          (d) extend the duration of the Plan.
          The Board may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment will impair the rights of any holder without his or her written consent.
     19. Duration. The Plan will terminate upon the earlier of the following dates or events to occur:
          (a) upon the adoption of a resolution of the Board terminating the Plan; or
          (b) January 31, 2004.
          No such termination of the Plan will affect the rights of any Participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder will continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.